Exhibit 99.2

Teradyne, Inc.

Summary of Reduced Annual Base Salaries of Executive Officers

Effective February 1, 2009*

Executive Officer	2008 Annual Base Salary	Total Percentage Amount of Reductions	Annual Base Salary effective February 1, 2009*
Michael A. Bradley CEO & President	$625,000	15%	$531,250

Gregory R. Beecher V.P. & CFO	$360,000	10%	$324,000

Mark E. Jagiela President, Semiconductor Test Division	$348,571	10%	$313,714

Jeffrey R. Hotchkiss President, System Test Group	$300,000	10%	$270,000

Eileen Casal V.P. & General Counsel	$277,742	10%	$249,968

*	Reflects a temporary reduction in effect as of this date.